NEW TENANT INFORMATION

{3,339 sq. feet}

Tenant's new office address: 1725 E. 1450 S. Ste 340
Clearfield, Ut. 84015

Building hours and afterhours access codes: Automated system unlocks the building at 7:00AM and locks at 6:00PM. All other hours require a code. Please email your desired four-digit numerical code to Rae Malan rmalan@manorhousedevelopment.com. All codes are followed by the * key.

Superintendent: **Doug Brown** (801) 814-8111 for all service calls or
Rae Malan (801) 775-9111 to report a problem

Lease payments payable to: Wayne Belleau - 1725

Your account representative: ~~Lynda Dust~~ Ryan Belleau

General lease questions: **Lynda Dust** (801) 775-9111

Mailbox: **Retrieve your mailbox key from:**
Clearfield City Post Office
98 N. Main Street, Clearfield, UT 84015
(801) 779-9110

Business license: **You must obtain a Clearfield City Business License**:
Clearfield City Offices
55 S. State Street, Clearfield
(801) 525-2780

Landlord information: **Wayne A. Belleau**
Manor House Development
1412 S. Legend Hills Drive. Ste. 316
Clearfield, Utah 84015
(801) 814-9662

Information on additional space including new construction: **Wayne Belleau** (801) 814-9662
Ryan Belleau (801) 775-9111 : Account Rep.

Manor House Development
1412 S. Legend Hills Drive, #316
Clearfield, Utah 84015
Phone (801) 775-9111
Fax (801) 775-9150
www.manorhousedevelopment.com

amount equal to **five (5%)** percent of the payment as an agreed late charge on the tenth day of each and every month in which a payment is delinquent.

3.2 Base Annual Rent Schedule. The BASE rental rate stated herein ($14.85/sf full service) and CAM rate of $6.00/sf is a FIXED rate for the two year term of said lease.

3.3 Free Rent. Tenant shall receive free rent during the first 12 months only of said lease agreement, scheduled as follows: (explanation on Exhibit "D")

Year 1 –	April 2010	payment due =	$5,801.51
	May 2010	payment due =	$2,900.76**
		** (for 15 days in March)	
	June 2010	payment due =	$5,801.51
	July 2010	payment due =	Free month of rent
	August 2010	payment due =	$5,801.51
	September 2010	payment due =	Free month of rent
	October 2010	payment due =	$5,801.51
	November 2010	payment due =	Free month of rent
	December 2010	payment due =	$5,801.51
	January 2010	payment due =	$1,740.45 (A .3000 portion of the month.)
	February 2011	payment due =	$5,801.51
	March 2011	payment due =	$5,801.51
Year 2 -	April 1, 2011 thru March 31, 2012	payment due =$5,801.51	

IV. ADDITIONAL RENT

4.1 In addition to the basic Rent, in each applicable year the tenant shall pay the landlord its proportional share of the increase in the building operating costs. Such costs shall be computed as follows:

(a) The base year of operating costs shall be the calendar year of ~~2009~~ 2010.

(b) The comparison year shall be the next calendar year following the base year and each subsequent calendar year.

(c) Landlord will furnish Tenant within 60 days of the end of the comparison year a statement indicating the base year operating costs, the comparison year operating costs, and the increase, if any, from base year to comparison year.

(d) In the event the above comparison yields an increase, Tenant will be given an invoice requiring a lump sum payment within 60 days for tenant's share of the increase prorated for the number of months tenant's lease year